EXHIBIT 99.1

Broadridge to Expand Fiduciary and Reg BI Solutions for
Wealth and Retirement Industry With Acquisition of Fi360

New solutions will enable wealth advisors and intermediaries to grow their businesses while increasing fiduciary oversight

Suite also grows Broadridge’s data and analytics capabilities for asset managers

NEW YORK, Oct. 10, 2019 - Broadridge Financial Solutions, Inc. (NYSE:BR), a global Fintech leader and part of the S&P 500® Index, has entered into a purchase agreement to acquire Fi360, Inc. Fi360 is a leading provider of fiduciary-focused software, data and analytics for financial advisors and intermediaries across the retirement and wealth ecosystem. Fi360 also provides the accreditation and continuing education for the Accredited Investment Fiduciary® (AIF®) Designation, the leading designation focused on fiduciary responsibility.

Broadridge’s acquisition of Fi360 will enhance its existing retirement solutions by providing wealth and retirement advisors with fiduciary tools that complement its Matrix trust and trading platform. The acquisition will also further strengthen Broadridge’s data and analytics tools and solutions suite that enable asset managers to grow their businesses by providing greater transparency into the retirement market.

“The shift to fee-based advice and imminent regulatory changes, including the SEC’s Regulation Best Interest, are increasing the scrutiny on firms to ensure that they are demonstrating prudent advisory practices,” said Michael Liberatore, head of Broadridge’s Mutual Fund and Retirement Solutions business. “Our goal is to help firms stay ahead of this evolving regulatory landscape. Integrating Fi360’s solutions set with Broadridge’s leading wealth and retirement solutions will enable better support for clients as they build and maintain responsible fiduciary practices.”

“We’re delighted to become part of Broadridge. Leveraging Broadridge’s scalable technology and position within the financial services network will enable us to offer the best possible solutions to help clients provide a fiduciary standard of care,” said Fi360 CEO Bill Mueller.

Fi360 supports industry needs through analytical and reporting software that helps investment professionals document investment processes and evaluate products. Fi360’s analytics products enable broker-dealers to automate compliance procedures and identify at-risk assets. Its online and in-classroom training and ongoing annual designations empower retirement, wealth and other investment professionals to serve their clients’ best interests. Fi360 has awarded the AIF® Designation to over 11,000 advisors since 2003, helping them win and retain plan business.

The acquisition is subject to the satisfaction of customary closing conditions, including regulatory approvals, and is expected to close in November. Raymond James & Associates is acting as financial advisor to Fi360 in the transaction. Terms of the transaction were not disclosed.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, including statements giving expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," or by similar words. In particular, any projections or expectations regarding the proposed transaction described herein, future financial results, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that change over time and could cause actual results or performance to differ materially from those contained in the forward-looking statements and historical performance. In addition to the risks previously disclosed in our reports filed with the Securities and Exchange Commission ("SEC"), these risks, uncertainties and assumptions include, but are not limited to: the ability to obtain regulatory approval and to meet any closing conditions related to the proposed transaction on the expected terms and schedule or at all; delay in closing the transaction; difficulties and delays in integrating the acquired assets or fully realizing cost savings and other benefits; business disruption following the proposed transaction; the inability to realize synergies or to implement integration plans; and other risk factors described in our Annual Report on Form 10-K filed with the SEC on August 6, 2019, our subsequent Quarterly Reports on Form 10-Q and other reports we file with the SEC. Projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time and speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE: BR), a $4 billion global Fintech leader and a part of the S&P 500® Index, is a leading provider of investor communications and technology-driven solutions to banks, broker-dealers, asset and wealth managers and corporate issuers. With over 50 years of experience, including more than 10 years as an independent public company, Broadridge provides an important infrastructure that powers the financial services industry. Broadridge's infrastructure underpins proxy voting services for over 50 percent of public companies and mutual funds globally, and processes on average more than U.S. $7 trillion in fixed income and equity trades per day of securities. Broadridge employs over 11,000 full-time associates in 18 countries. For more information about Broadridge, please visit www.broadridge.com.

About Fi360

Fi360, a fiduciary education, training and technology company, helps financial intermediaries use prudent fiduciary practices to profitably gather, grow and protect investors’ assets. Since 1999, the firm has provided financial professionals with the tools necessary to act as a fiduciary in their work with investors. Headquartered in Pittsburgh, PA, Fi360 is the home of the Accredited Investment Fiduciary® (AIF®) Designation, the Fiduciary Focus Toolkit™ and the Fi360 Fiduciary Score®. Fi360 is also the parent company of CEFEX. Learn more at www.Fi360.com.

Contacts:

Investors:

W. Edings Thibault
Head of Investor Relations
Broadridge Financial Solutions
+1 516-472-5129
Edings.Thibault@Broadridge.com

Media:

Linda Namias
Broadridge Financial Solutions
+1 631-254-7711
Linda.Namias@Broadridge.com